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                                                                EXHIBIT 10.7


            [LETTERHEAD OF CREDENTIALS SERVICES INTERNATIONAL, INC.]


Date:           January 6, 1997

To:             Jim Rothe

From:           Dave Thompson   /s/ Dave Thompson

Subject:        Compensation



Jim, as we discussed, effective January 1, 1997, you have been appointed Executive Vice President - Sales. The details are as follows:


o Annual base compensation of $140,000, to be adjusted annually based upon performance.

o An annual bonus targeted at 20% of your base compensation, based upon the attainment of business goals as determined by myself and the Board of Directors.

o       Participation in equity ownership, as previously agreed.

o In the event of termination without cause, twelve months salary and benefits will be paid.


This updates your previous letter agreement dated September 5, 1995. In the next several months, we will work towards implementing an employment agreement for you.


Please see me with any questions.



cc:  S. Henderson
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           [LETTERHEAD OF CREDENTIALS SERVICES INTERNATIONAL, INC.]



September 5, 1995

Mr. James Rothe                                                     CONFIDENTIAL
31762 Via Perdiz
Coto de Caza, California 92679

Dear Jim:

         We are pleased to offer you the opportunity of joining Credentials in the role of Vice President of Sales and hope to have you on board as soon as possible.

         In that role, you will be responsible for the continued development of endorsed relationships with banks and others who might sell our products using their lists of members, cardholders, etc.

         You will have additional responsibilities of managing our relationships with independent sales agents who develop the same co- marketing relationships mentioned above, and in helping to create a direct sales force for CSI (if we collectively see the need to do so).

         You will become a member of the management team of the company and we will look to you to become involved in the strategic planning and future growth of the company.

         Relative to your compensation, your salary will be $90,000 per year to be adjusted annually based on performance, plus, you will receive a commission package as follows:

         1. For each new paid member created directly through your efforts you will be compensated $0.50.

         2. For each new member created through the efforts of independent agents who report to you, you will be compensated $0.25.

         3. You will also receive $0.10 per new member created from programs with current house accounts, and you will have the general management duties for certain of those accounts. These accounts include those listed below and certain others which will need to be updated prior to your employment. For new programs, not yet enacted by House accounts, i.e., a telemarketing program, where none existed before, your commission will be $0.25 per new member and $0.10 per renewal from these new programs.





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                          First USA                       Star Bank
                          Norwest                         Marine Midland
                          Sun Oil                         First Omni
                          Corestates                      Super America
                          ZCMI                            Union Bank
                          Beneficials/Best Buy            CompuServe
                          Service Merchandise             Brandsmart
                          Mellon Bank

         4. You will also be compensated for each of the members who renew their membership created in (1) and (2) above at the rate of $0.10 per member during your employment period.

         5. Commission will be payable on members created, based on a cash on cash return, which means that advertising, postage and commission dollars spent must equal the dollars return before any commission is earned. Commissions will be paid quarterly, one quarter in arrears, after any deductions for cancellations. Obviously, all travel expenses, etc., will be reimbursed.

         We look forward to your joining us and your addition to our management team and hope that you will accept this offer in the spirit that it is made.

Sincerely,


/s/ John P. Ferry/signed in his absence/L.F.
John P. Ferry
President